UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 1, 2013 (October 31, 2013)

American Realty Capital New York Recovery REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

000-54689	27-1065431
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, 15th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

(212) 415-6500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

Worldwide Plaza

On October 31, 2013, American Realty Capital New York Recovery REIT, Inc. (the “Company”), through a wholly owned subsidiary of its operating partnership, closed on the acquisition of a 48.9% equity interest in Worldwide Plaza located on Eighth Avenue, between 49th and 50th Streets in Manhattan. The equity interest includes the seller’s underlying interest in the office space and amenities space (described below) contained in Worldwide Plaza. The seller of the equity interest was WWP Sponsor, LLC, which is controlled by a joint venture consisting of George Comfort & Sons, Inc., RCG Longview, and DRA Advisors LLC. The seller had no material relationship with the Company and the acquisition was not an affiliated transaction.

The contract purchase price of the 48.9% equity interest was $220.05 million, exclusive of closing costs. The Company made a $30.0 million nonrefundable deposit upon the execution of the contribution and admission agreement. As part of such purchase, the Company assumed an allocation of $427.9 million of the $875.0 million of current debt on the property, comprised of mortgage and mezzanine debt. Such debt matures in March 2023 and has a blended fixed interest rate of 4.52%.The purchase price of the 48.9% equity interest reflected an agreed value for Worldwide Plaza for $1.325 billion, less the $875.0 million of debt on the property. The Company funded its $220.05 million contribution with proceeds from its ongoing initial public offering.

Worldwide Plaza contains 2.1 million rentable square feet, including 1.8 million rentable square feet of office space, 30,000 square feet of retail space, a five-stage off-Broadway theater, a 38,000 square foot fitness center and a garage providing 475 parking spaces. The retail space, theater, fitness center and parking garage represent the amenities space in Worldwide Plaza, referenced above.

The property is currently 91% leased and two major tenants. Nomura Holding America, Inc. and Cravath, Swaine & Moore LLP, account for 82% of the property’s total rent. Nomura Holding America, Inc. is the American subsidiary of Nomura Holdings, Inc. (NYSE: NMR), an investment grade entity as determined by major credit rating agencies.

The following table provides information relating to lease commencement and termination dates, rentable square feet, rental escalations, renewal options and annualized cash rental income for the property’s two major tenants referenced above:

Tenant	Lease Commencement Date	Lease Termination Date	Rentable Square Feet	Annualized Cash Rental Income (in thousands)	Rental Escalations	Renewal Options
Nomura Holding America, Inc.	Jan. 2012	Sept. 2033(1)	819,806	$37,118	8.5% in 2018, 7.8% in 2023, and 7.2% in 2028	(2)
Cravath, Swaine & Moore, LLP	Oct. 1989	Aug. 2024	617,135	$54,048	5.5% in 2014, 0.4% in 2017, and 5.2% in 2019	None

(1) Nomura Holding America, Inc. retains an early termination right effective as of January 1, 2027 with 18 months’ notice.

(2) Nomura Holding America, Inc. has up to four options to renew its lease. The first two options are for renewal terms of 5 or 10 years each, whereas options two and three are for 5 years each. In total, the renewal options are designed to allow Nomura Holding America, Inc. up to 20 years of extended term.

A copy of the press release announcing the Company’s acquisition of a 48.9% equity interest in Worldwide Plaza is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(a)(4)	The audited and unaudited financial statements relating to Worldwide Plaza located on Eighth Avenue, between 49th and 50th Streets in Manhattan described in Item 2.01 of this Current Report on Form 8-K and required by Rule 3-14 of Regulation S-X are not included in this Current Report on Form 8-K. The Company will file such financial statements with the U.S. Securities and Exchange Commission within 71 calendar days after the date that this Current Report on Form 8-K must be filed, or January 17, 2014.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated November 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

Date: November 1, 2013	By:	/s/ Nicholas S. Schorsch
		Name:	Nicholas S. Schorsch
		Title:	Chief Executive Officer and Chairman of the Board of Directors